UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2008
COREL CORPORATION
(Exact name of Registrant as specified in its Charter)

CANADA (State or other Jurisdiction) of Incorporation)	000-20562 (Commission File Number)	98-0407194 (IRS Employer Identification No.)
1600 Carling Avenue
Ottawa, Ontario
Canada
K1Z 8R7
(613) 728-0826
(Address of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
   Item 8.01 Other Events
   Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Ex. 99.1 Press Release dated March 28, 2008

Item 8.01 Other Events.
On March 28, 2008, Corel Corporation (“Corel”) issued a press release announcing that it had received an unsolicited proposal from Corel Holdings, L.P. (which is controlled by an affiliate of Vector Capital Corporation) (“CHLP”), the holder of 69% of Corel’s outstanding common shares, proposing to make an offer to acquire all of Corel’s outstanding common shares not currently held by CHLP at a price of US$11.00 cash per share. CHLP indicated that any such offer would be conditional upon, among other things, satisfactory confirmatory due diligence and Corel’s existing credit facility remaining in place following the consummation of any transaction. Corel also announced that its Board of Directors formed a Special Committee of independent members of the Board consisting of Ian Giffen, Steven Cohen and Daniel Ciporin to assist it in evaluating and responding to the CHLP proposal and other related strategic considerations. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     The following exhibits are filed with this Form 8-K:

Exhibit	Description

99.1	Press Release dated March 28, 2008.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 28, 2008
COREL CORPORATION
	By:	/s/ CHRISTOPHER DIFRANCESCO
		Name:	Christopher DiFrancesco
		Title:	Senior Vice President, Legal, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated March 28, 2008.